UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material pursuant to § 240.14a-12
VALEANT PHARMACEUTICALS INTERNATIONAL

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

EXPLANATORY NOTE

EXPLANATORY NOTE
The following is a copy of the transcript of Valeant Pharmaceuticals International’s (“Valeant”) and Biovail Corporation’s (“Biovail”) joint employee town hall meeting and webcast on June 21, 2010 relating to the Agreement and Plan of Merger, dated as of June 20, 2010, among Valeant, Biovail, Biovail Americas Corp. and Beach Merger Corp.

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

BVF - Biovail and Valeant Employee Conference Call

Event Date/Time: Jun 21, 2010 / 07:30PM GMT

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
CORPORATE PARTICIPANTS
Bill Wells
Biovail Corp. — CEO
Michael Pearson
Valeant — Chairman, CEO
Gilbert Godin
BioVail Corp — EVP, COO
CONFERENCE CALL PARTICIPANTS
Dr. Robert Butts
Ashley Cummings
Natalie Minco
Rashid Majunder
Heather Peterson
PRESENTATION
Operator
Good afternoon, ladies and gentlemen. Welcome to the Biovail, Valeant Employee Conference Call. I would now like to turn the meeting over to Mr. Bill Wells. Please go ahead, Mr. Wells.
Bill Wells - Biovail Corp. — CEO
Thank you very much. Hello, everyone. Thanks so much for being with us today here. We’re located here in the Bridgewater conference room. I’ve got a sea of bright, shiny, interested faces in front of me. We also have some guests with us. The folks who are from the Valeant headquarters here in New Jersey have joined us, so welcome. And of course Mike Pearson, who is the Chair and CEO of Valeant is here with us today as well.
I will be saying a few remarks. they are prepared remarks. we actually have to go through some legal technicalities because the remarks here today will, in fact, become part of the public record. So rather than our normal freeform discussion, I will be using some prepared remarks. Mike will say a few words. Then we will take questions. And I hope you all have some good, hard questions for us.
We’ll take questions from the folks here and also from all of the folks who are listening at our different sites across North America and in Barbados. And we also have the Valeant employees who are listening in as well from their respective sites. We have also received a bunch of emailed questions that have come in from folks in remote locations. And so we’ll try to get to some of those questions as well.
So, with that, let’s get started. So, thanks so much for joining us with this special webcast with both Biovail and Valeant. I’m Bill Wells, CEO of Biovail, and I’m joined today by Mike Pearson, the chairman and CEO of Valeant.
As you know, earlier today Biovail and Valeant announced that their Board of Directors have unanimously approved a definitive merger agreement to combine the companies. The combined company will be called Valeant Pharmaceuticals International, Inc. and will be a new leader in the specialty pharmaceuticals industry.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
We want to take some time today to answer your questions about this merger and what it means for you. so we’ll keep our opening remarks brief.
First, for all those joining from Valeant, let me tell you a little bit about our company. Biovail is headquartered in Mississauga, Ontario, with approximately 1,300 employees worldwide. And we are Canada’s largest publicly traded pharmaceutical company. We are focused on the development and commercialization of medicines that address unmet medical needs in niche specialty central system, or CNS, markets.
As my Biovail colleagues know, our focus for the past few years has been on moving Biovail to high growth. And this combination with Valeant is a significant step towards that goal. When we started putting together a new strategic plan for Biovail a couple of years ago, we envisioned that five years out Biovail would have a strong specialty CNS platform and would begin developing additional specialty areas, as well as exploring international opportunities.
Today’s announcement is significant because it enables Biovail in a single step to leapfrog ahead and create a leading, diversified specialty pharmaceuticals company that its focused on growth and cash flow generation. The new Valeant will have a significantly expanded presence in North America and operations in eight other countries.
This merger will accelerate our ability to pursue substantial growth opportunities by leveraging our complementary product lines and operations across four focused growth platforms, all of which are experiencing double digit growth. These platforms are specialty CNS, dermatology, Canada and emerging markets/branded generics.
In addition, the new Valeant will have a diversified portfolio in terms of products, therapeutic areas and geographies, and limited patent exposure, all of which, taken together, generate strong and stable cash flows that will be used to support future growth. Overall, this combination is a great strategic fit on all fronts. And together, we will be able to create opportunities for both companies at a level that would not have been possible for either on a standalone basis.
The merger is entirely consistent with Biovail’s corporate values. It’s a courageous step designed to enable us to respond with greater agility to opportunities. Our new colleagues from Valeant share our passion to benefit the lives of our patients and increase value for our stockholders. And they also share our respect for individuals.
You know that I regard you as some of the most talented and dedicated people in the industry. And I am confident that this merger will create exciting opportunities for the employees of both companies. Once the merger is complete, which is expected to occur before the end of the year, I will be the non-executive chairman of the new Valeant, and Mike will serve as the new company’s chief executive officer, residing in Barbados.
Before turning things over to Mike, I would like to tell those of you a little bit about Mike. First off, he is a Canadian national who later moved to the US and enjoyed a 23-year career at McKinsey & Co., helping leading companies enact successful turnarounds, acquisitions and corporate strategy. He’s been able to apply that experience at Valeant, which he has led since 2008.
Mike is an accomplished and experienced leader and I’m confident that he will continue to deliver as CEO of the combined company and add to his track record of accomplishments.
So, with that, let me introduce Mike Pearson.
Michael Pearson - Valeant — Chairman, CEO
All right, thank you, Bill. Can you hear us? Or it probably doesn’t matter if you can hear it. These people are hearing it.
Good afternoon. Welcome to everyone who’s on the phone. Hopefully we have some colleagues from California as well, so good morning to you.
This is probably going to be the last time you ever see me in a suit. I never wear suits. So I feel very jealous of all of you. But we had to be in New York today so they told me I had to wear a suit. So I’m wearing one.
I’m also — I’m not really good at reading remarks not prepared by me because I’d rather just tell you. So I’ll try to stay within the legal guidelines, but I’ll ignore that. So I’d also like to thank my colleagues at Valeant. I think both companies have had good success over the last few years. We come from a similar pasts. Not perfect pasts, but similar pasts. Different pasts, but similar.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
And it’s clear that both companies have made great strides in moving forward. In our case, we also changed our strategy and we’ve been working awfully hard to execute on that, just like you have at Biovail. So I’m delighted to be here today. I think there’s huge opportunity for this new company for shareholders and for our employees.
It’s not going to come without its difficulties. You get to know me, you’ll know I’m very blunt, very direct, very honest. I guess that has pluses and minuses. Just talk to colleagues from California. I think they would — I think they would support that statement.
So I think both Bill and I felt it was very important to get out here today and get on the phone with all of our employees to let you know that our success, we’re not going to be successful without you. This company, we have products, but in the end it’s people. And that’s what makes a great company.
So we’re probably not going to be able to answer every question today. And if we don’t know the answer, we’ll tell you, give you a timeframe that we’ll know the answer. We’ll also give you that. But we — all I can commit to is sort of telling everyone the truth.
I think it was interesting. I’ll say when I joined Valeant two years and four months ago we went through some tough changes. We had some layoffs. We downsized in the US And our employee base dropped. But two years and four months later, our employee base is actually a lot larger than it was in the company when I joined.
And I know I spoke on the phone this morning that, by definition, whenever you put two companies together, there will be some changes. There will be some reductions. But if we all do our jobs right, I fully suspect two years from now there’ll be a lot more people working at this company than there are in the combined company right now.
So the better we perform, the faster we grow, the more successful we are, the more opportunity for everyone. It’ll be to the benefit of our shareholders, the benefit of the employees and the benefit of the patients.
So, I don’t have a lot — well, I guess I do have a lot of prepared remarks. But they weren’t prepared by me so I won’t read them. So, with that, I’ll ask Bill what we’re supposed to do next.
Bill Wells - Biovail Corp. — CEO
(inaudible — microphone inaccessible)
Michael Pearson - Valeant — Chairman, CEO
Take questions. All right. Maybe questions to either Bill or I. If you want both of us to try to answer them, we’ll try to answer them. If you’re on the phone, I guess there’s some technology that allows you to ask them.
QUESTION AND ANSWER
Bill Wells - Biovail Corp. — CEO
We have a question over here with [Dr. Robert Butts].
Dr. Robert Butts
(inaudible question — microphone inaccessible)
Bill Wells - Biovail Corp. — CEO
(inaudible — microphone inaccessible)

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
Michael Pearson - Valeant — Chairman, CEO
Oh. Well, this is good. I can repeat the questions, which gives me time to think, which is, in my case, usually a good thing.
So we have an optimist, which I love, who is more interested in about the next move two years from now rather than what’s going to happen in between. And I love that kind of thinking.
I think our aspiration, I think both companies’ aspiration, certainly the new company’s aspiration, is we want to keep growing and we want to become an industry leader. We don’t want to copy other people. We intend — we intend to grow. If we — I think we should have — we don’t have a shared objective yet, but I would hope that this would not be — we’ll continue to make acquisitions. We made 18 acquisitions since I’ve gotten there. Most of them have been small.
This is a merger of equals. It’s a different form. In a sense we’re acquiring each other, is one way to look at it. But I would expect we’ll continue to be a consolidator. I do not — if you don’t grow, you don’t survive. And so I think we’ll continue to be aggressive. Who knows what, where, who? Those are all mysteries.
Unidentified Audience Member
(inaudible question — microphone inaccessible)
Michael Pearson - Valeant — Chairman, CEO
The question is where’s the US site going to be located.
That’s probably one of the big elephants in the room. And the answer is no, absolutely do not know. We did not — we have not addressed that question. So it’s — there’s no certainty in where it will be. What we will do is work hard in the next few months. And we need to answer that question sooner rather than later.
Will there only be one site? I doubt it. If I think about it, for example, in Petaluma, Northern California, we have an R&D facility with labs and things like that. The odds are we’re going to have labs and R&D people up in Petaluma. I don’t even — I haven’t been to all your sites. I don’t even know what’s in all the sites. Similarly, you guys have no idea what’s in ours. What I will assure you of, it’ll be a fair process. We’ll sort it out. We’ll try to do whatever’s best for our shareholders, our customers, our patients and our employees.
So, certainly we expect this integration or this merger to close somewhere in the October, November timeframe. And I would expect that we will know well before we get to that point.
Bill, anything to add on that?
Bill Wells - Biovail Corp. — CEO
Let’s take a —
Michael Pearson - Valeant — Chairman, CEO
You take one.
Bill Wells - Biovail Corp. — CEO
Well, let’s take a question from the — from the page, from the email questions that came in. I’ll read the question. You can answer it, Mike. How’s that for a fair division of labor?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
Michael Pearson - Valeant — Chairman, CEO
Not a problem.
Bill Wells - Biovail Corp. — CEO
I’m getting used to this chairman thing. I kind of like it.
The slide presentation states the new operating philosophy will be one of low cost with minimal headquarter staff, where all managers work in addition to managing. Compensation will be true performance-based pay. Can you please elaborate?
Michael Pearson - Valeant — Chairman, CEO
Sure. My experience, I worked in McKinsey. Probably many of you know what that is, consulting firm. I worked — I led the pharmaceutical practice for a long time at McKinsey and most of our clients were large pharmaceutical companies. And pharmaceuticals has been a very, very profitable industry for many, many years. And because of that, it’s attracted an awful lot of very, very bright people.
But in many of these companies, and I won’t say all, you get a little bit spoiled if you have a lot of money and stuff like that. So unlike some other industries, you do — you do tend to see more staffs, more people to do any one job. I think for us to be successful, we have to more — we have to operate more like a company outside our industry in terms of the amount of staff and whatever.
And I don’t believe one should delegate, but one should be involved. You can’t have — if you’re responsible for something, you can’t completely delegate decision making because if you do, why do we need you? So I think the whole concept is we want people that are actively involved in the business.
Doesn’t mean you can’t have staffs and direct reports. We all do. We need to have that. But the notion that everyone’s — no one’s an administrator; you’re a manager and a doer. And that’s — hopefully that distinction is somewhat clear.
The other thing that we’ve done, at least at — and I suspect you have exactly the same thing here, but we’ve really developed a compensation system on sort of pay for performance. The good news is if you perform, you get very well paid.
We had a pretty generous stock program with our employees. In fact, every employee had the opportunity to buy stock and we would match it. And that was every employee in the company in the world. And if you look at what our stock price has done over the last four years, that’s made a lot of people pretty happy. And that’s great because you begin to think as a shareholder. And we should all be thinking like shareholders.
So I’m not promising — we have a new board. I’m not promising any kind of specific system that we’ll have at the new Valeant. That’ll be based on whatever we come up with and the board will need to approve it. But I know I will certainly be recommending a system that is pay for performance.
Now, there’s the other side of it, which is if you don’t perform, you get paid less. And quite frankly, if you don’t perform, at some point you don’t get paid at all, at least not from this company. So that’s sort of the flip side.
But I think the small company, having everyone have a sense of ownership in its success and a reward, if it is successful, is the unique thing that a smaller company can do. And while we’ll certainly be larger than — we’re roughly the same size today. We have more employees than you do. Part of that’s because of our international operations and we have a lot of people in Mexico and Brazil and Central Europe. If you take away those parts of our company, we’re about equally sized.
We’re still a small company. We’re about a $2 billion company. So we need to retain. I think part of the success of Valeant has been being a small company. And I think part of the success of Biovail is it’s been a small company. So we don’t want to lose — we don’t want to lose that. We don’t want to turn into a bureaucracy.
I don’t know, on that rambling answer, whether I picked that up. But probably close enough.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
Bill Wells - Biovail Corp. — CEO
Any other questions? Got one in the back. Bob?
Unidentified Audience Member
(inaudible question — microphone inaccessible)
Michael Pearson - Valeant — Chairman, CEO
Good question. If we do our job right, we should take advantage of the direction both companies are moving, the moves they’ve made, the assets they have accumulated. We were less of a singularly focused company than you were. But that had plenty to do with our past and our history and what I inherited when I got there.
So we probably had a couple of legs of growth. You were more focused on one leg of growth. Well, maybe two. You had specialty neurology, but I think in Canada, where you’ve — where, from what I can see, you guys have had outstanding success, that probably goes well beyond just specialty CNS. So you could argue that you had two great platforms for growth, those two.
I think we had a few of our own. We had dermatology, which is also — has many of the characteristics, highly specialized, highly specialized market where some of the big guys aren’t as present. We also had Canada. It just so happens both our Canadian businesses are about the same size, growing at about the same rate. So probably the two most successful Canadian businesses, which working together will be better.
We had some emerging market businesses like Brazil and Mexico and Central Europe, which are growth platforms and doing very well. And then we had our neuro and our other business. So we have some legacy neuro. We have retigabine, which we hope will be an awesome epilepsy drug. And we were funneling all our resources, quite frankly, in the last couple of years in terms of the epilepsy group, and certainly in the epilepsy R&D area, on retigabine.
And retigabine has a shot of [venous significant] drug, a real blockbuster. We will know, probably sooner rather than later. It has a PDUFA date in the end of August. And so that’s where we’ve been focusing our neural efforts. So from that standpoint, neuro specialty CNS, I think in a sense those two efforts will come together.
And I think we’ll have rather than one or two legs, each of us, we’re going to have multiple legs, which I think creates more diversification. And quite frankly, if something doesn’t work somewhere, there’s higher odds of something that’ll work somewhere else. So I think we will take each of our growth legs and add them to each other and have a more diversified decentralized company.
Bill Wells - Biovail Corp. — CEO
Can we check and see if there’s anyone on the phone line who would like to ask a question?
Operator
Thank you. We will now take questions from the telephone lines. (Operator Instructions).
Bill Wells - Biovail Corp. — CEO
So while we’re waiting for folks to register for their questions, let me ask another one that came in by email.
Will there be any difference versus the corporate culture of either company now? What will be the corporate culture of the new Valeant company?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
Michael Pearson - Valeant — Chairman, CEO
I guess I can’t answer that, sort of by definition, because I know what our corporate culture is, and I have no clue what yours is. We’ll just have to figure that out. My guess is they’re not dissimilar, given some of the philosophies that we share. I’ve described a piece of it. It’s sort of — it’s pay for performance, high performance level, things like that.
What we did do, maybe the best way to answer this question, is we did an employee survey. We do once every year, to all of our employees around the world. And we asked — one of the questions is what do you like best about this company and what do you like worst about this company?
So the top three or four responses on the positive side, first one was high performance. The second one was ethics. The third one was teamwork. And I don’t recall what the fourth one was. It was positive, too. That was the positive side. So I think those three, you get a sense.
On the negative side, the first one was lack of communications. The second one was stressful. And the third one was sort of a cousin of stressful, sort of lots of tired folks. So, that’s what our — I have no idea if you do a similar survey, but that gives — that might give you a little bit of sense of what our culture is like or what the employees — more important, what the employees think our culture’s like, not what I think. My guess is it’s not wildly different from this company.
Now, what we’ll do when we become one company is we’re not going to have one or the other culture. We’ll just figure out what’s the right culture for the new company and take the best. If you have your list of (inaudible) maybe we can pick the best and get rid of the worst. I don’t know.
So, again, I don’t know. I only know one side of the equation. Hopefully that gives you a sense of the culture we have.
Bill Wells - Biovail Corp. — CEO
Operator, any questions on the phone?
Operator
Yes. The first question is from Ashley Cummings. Please go ahead.
Ashley Cummings
I do have a question. I’m sorry. I just logged in earlier.
Bill Wells - Biovail Corp. — CEO
Hi, Ashley.
Ashley Cummings
Hi. I didn’t have a specific question on —
Bill Wells - Biovail Corp. — CEO
You don’t have to ask one.
Ashley Cummings

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
Studied about the merger. Big news here.
Bill Wells - Biovail Corp. — CEO
Okay, thank you. Is there another question, Operator?
Operator
Yes, there’s a question from Natalie Minco. Please go ahead.
Natalie Minco
Hi. Good afternoon and thank you very much for giving us the opportunity to hear about this great news and the opportunities and great ventures that lie ahead. As a new primary care rep with Biovail and just a strong believer of the products that most of us represent in the sales force, I’m just curious to know that — I’m curious to know where primary care falls or what role we’ll play in this merger, considering that you guys specialize more in specialty, while we have both taskforce available at Biovail. So where would primary care fall in this particular merger?
Michael Pearson - Valeant — Chairman, CEO
Well, I’m assuming that you’re in Canada.
Natalie Minco
Yes.
Michael Pearson - Valeant — Chairman, CEO
Now we got a real problem. Actually we’re delighted that Biovail has a primary care sales force. We have a number of products in our pipeline that — and one being Sublinox, which will hopefully be the first — Sublinox is a short acting Ambien. And Ambien was never approved in Canada, but Health Canada has (inaudible) we think it’s going to be approved.
That’s an example of a drug that we should be — have coming out early next year, which will be a primary care drug. If we didn’t do this, we probably would have been calling Bill and saying, Bill, you want to help us sell this drug? Now I don’t have to ask Bill. I just have to ask myself. But it’s — so we do have a pipeline.
I think the unique opportunity in Canada is that there is no other company out there that we should compete with in terms of bringing in new products. The big companies aren’t going to — they’re less interested in selling other people’s products, especially only in a territory like Canada. But for us, Canada is a great business and one of our most important businesses.
So I think we can increase the level of business development of bringing in products. I know that a couple of the products we’ve recently in-licensed for Canada, we were competing with one company, and that was you. And my guess is the reverse is also true. So I think in terms of primary care in Canada, hopefully there’ll be a real opportunity to have all of you help us sell some products that we have that need that kind of coverage.
And going forward, I think we should aspire, we will be the biggest — maybe not the biggest — we’re certainly going to be biggest sort of Canadian-based pharmaceutical company. I think we’ll be by far the biggest Canadian specialty company and I think our aspiration should be the biggest Canadian pharmaceutical company.
Bill Wells - Biovail Corp. — CEO
Any more questions on the phone, Operator?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
Operator
There are no further questions registered at this time.
Bill Wells - Biovail Corp. — CEO
Okay. Have one in this row.
Unidentified Audience Member
(inaudible question — microphone inaccessible)
Michael Pearson - Valeant — Chairman, CEO
Oh, I’m sorry. I’m a slow learner. I’m supposed to repeat all the questions. I should go back and repeat all the ones I missed, or we could just — just do this one?
So, what’s the kind of tradeoff or the — or a bias towards —
Unidentified Audience Member
(inaudible question — microphone inaccessible)
Michael Pearson - Valeant — Chairman, CEO
— the balance towards earlier stage versus late stage development or in-house versus partnered.
I think I’m — first of all, (inaudible) discovery and we’re not going to get into discovery. In terms of whether we do development in-house or through partners, I’m sure — it almost doesn’t matter. Kind of depends on what the capabilities that we have, what’s the capability of the partner, and what makes the most sense.
I know you do some of your development in-house and you do some of it with partners. We do the same. We have some dermatology products that we’re developing on our own and we also have partnerships, like retigabine. So I think it’s whatever makes sense for that — what’s going to increase the probability of that development project to win.
And what we can’t afford to do is build up a lot of capacity well beyond what we can — what we can (inaudible — microphone inaccessible) given our size. So, again, I don’t think there is — I don’t know what the balance is. The balance is whatever (inaudible — microphone inaccessible) tell me the balance is. I’m not a scientist. They’re a lot smarter than I am. And they’ll figure it out.
Bill Wells - Biovail Corp. — CEO
Mike, while we’re on R&D, let me ask a question. Is there a fundamental difference in the approach to R&D between Biovail and Valeant and how do you see it being handled by the company going forward?
Michael Pearson - Valeant — Chairman, CEO
I don’t know if there’s a fundamental — in how the R&D is done, I hope there’s not a fundamental difference. I hope we’re both doing great R&D projects. I think the biggest difference that you can see sort of from the outside are a couple of differences, is we have strayed away from some of

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
the earlier sort of Phase II and earlier programs. I know that’s actually a modest part of what you do, but we probably don’t have a lot in that area. Certainly I think the strategy’s the same, late phase R&D development.
I think as a percent of revenue, the amount we spend on R&D is different. I think you’ve been spending about 15% a year on R&D and ours is closer to 5%. Now, part of that is a function of numbers. If you look at more than 60% of our revenue comes from outside the US and 40% to 50% comes from our branded generic businesses, where that doesn’t have R&D, you have dossiers and registrations and files. So if you do the math, that’s why the percentages are somewhat meaningless.
I think what we want to do going forward is we want to de-risk the — our projects and have the highest probability of getting products to the market. You’ve taken an approach different than ours in terms of how you partnered. And there’s probably some interesting learning for us from that standpoint.
You’ve tended to probably bring more things in, but paid very low sort of up fronts and sort of stage-gated it. So that’s interesting and it’s another way of basically getting to the same endgame, which is limited amount of — we don’t want to commit to major, major programs without having some sense that they’re going to be successful.
I think a little bit is our history, too. If you look at the Valeant history, when I walked in the door we had two R&D programs. One was taribavirin, which we had spent literally over $300 million trying to develop it, $300 million. And we failed a Phase III and we were back in Phase II $300 million later. And we had retigabine and we were spending over $120 a year on retigabine.
So we had a culture — or we had a strategy of finding fairly risky products that could be blockbusters and not partnering them, doing it all ourselves. So we were making one or two bets. And if those bets worked, great. But if they didn’t, well, that’s what happened to the last CEO, right? So, that wasn’t going to be my strategy.
So that’s our origins, and obviously why we’ve taken our approach. I think your origins have been more out of the reformulation business and where it was sort of less risky. And you’ve had some great, great reformulations. And Wellbutrin XL is an example of that. But intellectual property has changed, the protection has changed. So you’ve moved more into a strategy of getting more into more traditional development.
So I think we come from different paths. And therefore, our approach has been a little bit different. So there’s nothing set in stone, but I will say I think that one of the advantages that we can have is to keep — we need to have development. We need to invest in growth in terms of development. But we do not want to turn into either sort of the big pharma mentality or some other specialty pharma mentalities that we’re just going for broke, we’re going for blockbusters. Because if you’re doing that, we might as well just go to Las Vegas and we’ll get our results much quicker.
So hopefully that — hopefully that helps. Actually, you asked the question. Hopefully that helps. He asks this question every day, but give him a slightly different answer.
Bill Wells - Biovail Corp. — CEO
Thank you. We have another question here.
Unidentified Audience Member
(inaudible question — microphone inaccessible)
Bill Wells - Biovail Corp. — CEO
The question was I’ve been with Biovail for a while, actually over five years now, including being on the board and as CEO. And I’ve built an aura of trust and faith. Thank you very much for the compliment. And what is my role going to be as we go forward.
I’m going to perform the same role that Doug Squires performs today, which is I’m going to be chairman of the company. So I intend to be very active on the board. I’m not going to be involved in day-to-day activities of the company. That’s going to be Mike’s responsibility with his management team. I expect many of you will be on that management team.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
I will be in Barbados for probably the next 6 to 12 months as we do a transition, because Mike is going to be residing in Barbados, but it takes time to get down there and to get your visa and get installed in terms of residence and so on. So I’ll be in Barbados keeping the wheels on the bus while that process goes on.
But you can be sure you have not seen the last of me. I am very emotionally committed to this company. We have together been through a fantastic journey over the last few years. I think we have really shown the world that this is a great company. We have recovered Biovail’s reputation after what it had fallen to after a few unfortunate years. And this deal, I’m convinced this is the next big step for Biovail.
We’re going to be under a new name, but that’s no big deal. It’s going to be the same organization, joined with another great organization. And as Mike said, when you’re green, you’re growing. If you stop, you die. And so as an organization, we have to keep moving forward, we have to be growing, and we have to make sure that we have the conditions to be extremely successful.
I’m convinced that this transaction is the very best way to do that and to have a great future for the company, for the employees. Because the platform that we’re going to have to work with is going to be fantastic in terms of new growth opportunities, new fun and exciting things to do , and of course for the shareholders. Because I think it’s going to be great for the shareholders as well.
That’s why, when this possibility came up, both Doug and I worked tirelessly to put this transaction in place. He and I were the main advocates for this deal, despite the fact that Doug had to step down as chairman and I had to step down as CEO. We did that because we believe in this deal and we believe it’s the right thing for this company.
Unidentified Audience Member
(inaudible question — microphone inaccessible)
Michael Pearson - Valeant — Chairman, CEO
Sure. Oh, yes. Thank you. Smart guy. Repeat the question. How’s this going to role out, what’s the timing going to be like?
First of all, you probably shouldn’t ask me because we’re really — we’re terrible at communication. So we probably should find someone who’s better. But basically we — until we close and the lawyers — lawyers on both sides actually agreed on this one, so that’s a good sign because they usually don’t agree on anything. But they both think sort of the October, November timeframe is when this will actually close. The government’s got to review it, et cetera, et cetera.
During that period of time we are — we remain two independent companies. Bill will be your CEO and I will be the Valeant CEO. And we have to continue operating as completely independent companies.
Now, what we can do, and we’ll have to get our legal counsels to agree on the specific process, but Bill and I have already started to talk about what we can do and start to get to know each other, start to plan, start to think about it. We can’t make decisions. Again, Biovail can make decisions and Valeant can make decisions, but you can’t tell us what to do and we can’t tell you what to do.
So that’s sort of the process. We’ll have to get the lawyers to help us. We are planning to start integration process led by — sort of co-led by both sides. I think Gilbert and I are going to be talking from Biovail side. Gilbert is going to play a leadership role on that. And we’re going to start to think about how are we going to put these two companies together.
We’ll probably have some integration people up in Canada. A lot of our operations outside the US and Canada will be unaffected. What happens in Brazil will be what happens in Brazil. So we’ll start a process. And then we’ll ask the people that are leading it to also figure out how to communicate it and keep people — keep people up to speed.
So the only good thing — or at least one of the good things is this one shouldn’t take that long to close. A lot of these mergers take forever because there’s competing products that have to be sold off and it can take a year. I know the Schering-Plough, Merck one took, like, 14 months. And no one — it’s going to be an anxious period for everyone until we can just get moving forward. And once we are, then we can start moving forward to the fun stuff, the growth and what we’d like to do.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
So I’m crossing my fingers and hoping it’s three, four months so we can get the integration over with and start moving forward. So I don’t know if that quite answered your question, but probably the best I can do right now.
Unidentified Audience Member
(inaudible question — microphone inaccessible)
Michael Pearson - Valeant — Chairman, CEO
The question is, and I finally learned, I may forget next one, is wouldn’t it make sense to sort of align the R&D programs, the development programs, the acquisitions?
And the answer is absolutely. If we could do it, we would do. But we can’t. We’re not allowed to. So what we have done, though, as part of the contract with each other, for both sides and on purpose, is any significant acquisition at all above some very little amount that we want to make, I have to talk to Bill, and vice versa. So that way we can at least chat about it. And we’re not going to do things that don’t make sense in the — unfortunately, that’ll probably slow down some of these things, is that.
In terms of R&D programs, we cannot — those are just decisions you’ll have to make and we’ll have to make. We’ll have to figure out what the lawyers will let us do in terms of at least educating each other. I suspect we can in terms of what we have. But that part probably, even though ideally it would happen sooner, it would be in the best interests of shareholders, it obviously is not in the best interests of what the government thinks we need to be able to do.
So that will be the gating item. We will do absolutely what is right. And we’ll ask our two legal counsels to shepherd us through that process.
Bill Wells - Biovail Corp. — CEO
Is there any other questions on the telephone, Operator?
Operator
Yes. The next question on the telephone line is from Rashid Majunder. Please go ahead.
Rashid Majunder
Hi. I have also my IT colleagues here, so he’ll ask the question.
Unidentified Audience Member
Yes, since this morning’s announcement, we’re all curious about learning new news. And one of the questions I had was what IT resources have been outsourced already.
Michael Pearson - Valeant — Chairman, CEO
Is that a question to me or to Bill or to both of us?
Unidentified Audience Member
Sorry. To Mike.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
Michael Pearson - Valeant — Chairman, CEO
Okay. In terms of IT resources, it varies by country for us. We have actually SAP systems in place in Poland and Central Europe and also in Mexico. SAP works pretty well with manufacturing. Probably we would have ended up putting that in Canada, too, but we may or we may not. We’ll see. I have no idea what you have up in Canada.
In the US we don’t have any plants. And what we have done, we have an outsource contract with ACS. We have IT people in-house and we have — but our servers and sort of our help desk and things like that are outsourced.
In terms of what we’ll do going forward, which is probably the implication of the question, I don’t know. Whatever makes the most sense. Got guys from IT on both sides. Both companies can sit down and figure it out. And whatever — it’s tradeoffs between cost and service and what we need to do. So I think that’s the way this integration will work. We’ll take a look at both.
And my hope if at least one or the other or some combination would be the best solution. If in a certain area that we both think that our capabilities are hopeless, then maybe we’ll go outside and try to bring somebody else in. But I think — I don’t think the idea is going to be to reinvent the wheel here. We could spend a year and a half reinventing the back office instead of our real job, which is to grow the company.
So in terms of IT, I think we take the best that either company has or combined company and go with that.
Bill Wells - Biovail Corp. — CEO
Any other questions on the phone?
Operator
Yes. The next question is from Heather Peterson. Please go ahead.
Heather Peterson
Hi. I just wondered if you could maybe highlight for us the projected synergies that you see with this merger? And of course I know that translates directly into headcount reduction and I was just wondering, the second part of the question is just a sort of sense of timeframe. I know you just said that the merger itself wouldn’t be able to complete until October, November, the first stage anyway. I’m just wondering where do you see the word coming out to the employees on the specific areas of synergies and headcount reduction?
Michael Pearson - Valeant — Chairman, CEO
Sure. Well, the number that we gave to Wall Street today, which is the same number we’ll give to everyone, is $175 million of synergies over the next two years. Part of that will be headcount and part of that will not be headcount. To the extent that there’s outsourced services and things like that. There’s more to be going after there.
I also gave a number of 15% to 20% total headcount reduction. That will also be based, though, off of growth plans of each company. So when we built our models, both of our companies, we were going to continue to grow and so we were both going to increase headcount. And that’s sort of our base model.
So to the extent that some of those — that headcount comes from positions you were going to add or positions we were going to add, that also counts because it’s based on the models. So what it turns into — so in a sense it’s reduction in planned positions of that level.
And so again, the integration teams are going to have to figure this out. Coming out with a number, there was from your side Gilbert and Peggy and Greg were part of a team, and we had three people from Valeant working with them on the synergy team. So the numbers came from that team. And fortunately, there was also a lot of other things we could do to hopefully get some of those synergies.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
But that’s the number. We cannot announce anything until the deal closes. We cannot get overly specific and we certainly can’t have any kind of people process selection before we close the deal because we can’t — we just can’t make those kinds of decisions.
So I don’t know, Gilbert, don’t know if you want to say anything. You were kind of part of the process.
Bill Wells - Biovail Corp. — CEO
Gilbert, would you mind coming up and taking the mic?
Gilbert Godin - BioVail Corp — EVP, COO
So Mike was right in that we have representation from both companies looking at Company A and Company B equals Company C. And we’ve been also guided by experts in the field, saying, well, what should Company C look like if Company C was to be a high performing company? And therefore, with those math and minds, we were able to [better mine] what has — some of the basic blueprint of what it should look like for various functions and various capabilities in the different geographies.
So at this point in time, that’s kind of a rough cut, but it’s one that is supported by a fair amount of empirical evidence (inaudible) McKinsey and McKinsey was also a great support in helping us [get our mind] what should the company look like at — in the end state.
Bill Wells - Biovail Corp. — CEO
I’d just like to make a comment. This is never an easy process when you’re bringing together two large organizations. I think the folks of Biovail and the folks of Valeant, we’ve all earned the PhD in changed management over the last few years. We’ve all been through this process. We’ve all had to go through downsizings and restructurings and looking after reducing costs. It’s never a fun process. We all know that. And so I’m sure none of us is looking forward to going through that process.
However, what I think both companies have learned over the last couple of years is that when you get through that process, boy, the results can be great, right? It is not all about negative things. This is about building a platform for some really positive things. For growing the company more aggressively, faster, with greater opportunities for everybody as we go forward.
So you get a little bit of the bad along with the good. That’s just the way it goes in life. We will get through this and we will do it as expeditiously as we can. And as we always have, folks who are going to be affected by this, and there will be some, we know that, will be treated very fairly as we go through the process.
Any other questions on the phone?
Operator
There are no further questions on the telephone lines.
Bill Wells - Biovail Corp. — CEO
Have another question in the room?
Michael Pearson - Valeant — Chairman, CEO
Let me make a few comments, then, and hand the mike back to Bill. Again, I think the future of this company is extremely bright, I think, if we can figure out a way to get through this short term pain and really start growing. It’s not that often that two growing companies get together. Usually when someone acquires someone or someone merges with someone it’s because one or both those companies are really struggling.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call
And that’s not the case. Neither of our two companies were struggling. We were two of the better if not the best companies in the industry, at least in the minds of the outside world. So we should have strength building on strength. And that’s what we have to take advantage of. In my mind it’s all about growth. If we can grow this company, if we can find new products, we can develop new products, we can sell new products, if we grow, there’s tons of opportunity for everyone.
So that really is going to be the mantra, that we have to grow. And both companies have done so and so hopefully we’ll learn from each other and improve from that.
So, with that, I thank all of you in this room. I thank colleagues from Biovail who are not in the room and obviously I thank all my colleagues at Valeant in California and Texas, wherever you might be. And we’ll try to — we’ll try to improve on our record of not being good communicators and I suspect Bill will make every effort to do so as well.
Bill Wells - Biovail Corp. — CEO
Well, thank you, Mike.
I just wanted to close with one final question for Mike. And now this is a real question because it did come in over the emails. Valeant skin care products are great. Can we get employee discounts?
Michael Pearson - Valeant — Chairman, CEO
Once we become one company, you certainly can. However, in the meantime, CVS, Wal-Mart, Rite Aid, we really appreciate the business. And since our share price now moves in tandem after this morning, you’ll only be helping yourselves as well. We might be able to get some samples over here. We’ll see what we can do.
Bill Wells - Biovail Corp. — CEO
Great. Well, we’re going to hold him to that about the samples.
So thank you very much everyone, everyone who’s attending here, folks on the telephone in the various locations around North America and actually around the globe with Valeant and with Biovail. This is a very exciting day for all of us and we appreciate your being here with us. I know there’s going to be lots more questions as we go forward. Please just ask your managers. They will pass them up to us and we’ll do our best to get a response to you.
Thanks very much, everyone. Thank you, Operator.
Michael Pearson - Valeant — Chairman, CEO
Thank you.
Operator
Thank you. The conference is now ended. Please disconnect your lines at this time. We thank you for your participation.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Jun 21, 2010 / 07:30PM GMT, BVF — Biovail and Valeant Employee Conference Call

DISCLAIMER

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2010 Thomson Reuters. All Rights Reserved.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement
To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”).
These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; the expected timing of the completion of the transaction; and the expected payment of a one-time cash dividend. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this letter that contain forward-looking statements are qualified by these cautionary statements. Although Valeant and Biovail believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by Valeant and Biovail stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Valeant and Biovail operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the pharmaceutical industry, as detailed from time to time in each of Valeant’s and Biovail’s reports filed with the Securities and Exchange Commission (“SEC”) and, in Biovail’s case, the Canadian Securities Administrators (“CSA”). There can be no assurance that the proposed merger will in fact be consummated.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this letter, as well as under Item 1.A. in each of Valeant’s and Biovail’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and Item 1.A in each of Valeant’s and Biovail’s most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010. Valeant and Biovail caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Valeant and Biovail, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Neither Biovail nor Valeant undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.
Additional Information

1

In connection with the proposed merger, Valeant and Biovail plan to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Valeant and Biovail that also constitutes a prospectus of each of Valeant and Biovail. Valeant and Biovail will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Valeant and Biovail, free of charge, at the website maintained by the SEC at www.sec.gov and, in Biovail’s case, on SEDAR at www.sedar.com. You may also obtain these documents, free of charge, from Valeant’s website (www.valeant.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Valeant, One Enterprise, Aliso Viejo, California, 92656, Attention: Corporate Secretary. You may also obtain these documents, free of charge, from Biovail’s website (www.biovail.com) under the tab “Investor Relations” and then under the heading “Regulatory Filings” and then under the item “Current SEC Filings,” or by directing a request to Biovail, 7150 Mississauga Road, Mississauga, Ontario, Canada, L5N 8M5, Attention: Corporate Secretary.
The respective directors and executive officers of Valeant and Biovail and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Valeant’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Valeant on March 25, 2010, and information regarding Biovail directors and executive officers is available in its definitive proxy statement filed with the SEC and CSA by Biovail on April 21, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and the CSA when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

2